Exhibit 99.2

Contact:       Brian Beades
               212-754-5596
               ahr-info@blackrock.com
               ----------------------



               ANTHRACITE CAPITAL REPORTS SECOND QUARTER EARNINGS; REPOSITIONING OF PORTFOLIO IS COMPLETED WITH COMMERCIAL REAL ESTATE ASSETS
                       AT 87% OF TOTAL PORTFOLIO ASSETS;
            OPERATING EARNINGS WERE $0.28 FOR THE SECOND QUARTER 2004

NEW YORK - AUGUST 6, 2004 - Anthracite Capital, Inc. (NYSE: AHR) (the "Company" or "Anthracite") today reported a net loss to common stockholders for the second quarter of 2004 of $0.08 per share versus a net loss to common stockholders of $0.26 per share for the same three-month period last year. The second quarter of 2004 earnings includes a charge of $0.21 per share for the redemption of the Company's Series B Preferred Stock that was reported as a charge to income in the initial first quarter 2004 earnings release but was subsequently moved to the second quarter to coincide with the timing of the actual redemption payment as reported on May 11, 2004. Net income and Operating Earnings per share for the prior quarter ended March 31, 2004 were $0.20 and $0.28, respectively.

Operating Earnings for the second quarter of 2004 were $0.28 per share versus $0.33 per share for the same three-month period last year. For the six months ended June 30, 2004, net income was $0.11 per share versus net loss of $0.09 per share for the six months ended June 30, 2003. Operating Earnings for the six months ended June 30, 2004 were $0.56 per share versus $0.73 per share for the six months ended June 30, 2003. Based on the $0.28 per share dividend declared on May 25, 2004, and the August 5, 2004 closing price of $10.80, Anthracite's annualized dividend yield is 10.4%. (All dollar amounts are in thousands, except per share amounts.)

During the second quarter of 2004, the Company largely completed its repositioning into commercial real estate assets; commercial mortgage-backed securities ("CMBS") and commercial real estate loans represent 87% of portfolio assets at quarter-end while residential mortgage-backed securities ("RMBS") represent 13%. During the quarter, the Company acquired commercial real estate assets with a market value of $135,332, comprised of $36,785 of below investment grade CMBS, $68,441 of investment grade CMBS, and $30,106 of high yield commercial real estate loans. The Company reduced its net RMBS position by $106,184 during the quarter, which resulted in a realized loss of $3,870. In July 2004, the Company acquired an additional $58,836 of commercial real estate securities, and sold $24,420 of fixed-rate RMBS. The sale of these fixed-rate RMBS will result in a net realized gain of $119 in the third quarter of 2004 and marks the completion of the repositioning of the Company's investment portfolio.

The Company considers its Operating Earnings to be net interest income after operating expenses and preferred dividends but before realized and unrealized gains and losses, hedge ineffectiveness in accordance with FAS 133, foreign currency loss, and the one-time charge from the redemption of the Company's Series B Preferred Stock. The Company believes Operating Earnings better reflect the recurring long-term earnings of the Company. Operating Earnings can and will fluctuate over time based on changes in asset levels, funding rates, available reinvestment rates and expected losses on credit sensitive positions. A table is provided below, which reconciles Operating Earnings per share with net income available (loss) to common stockholders per share.

Chris Milner, President and Chief Executive Officer of the Company, stated, "During the first six months of 2004, we have accomplished a number of key objectives that were established in conjunction with the repositioning of the investment portfolio. Specifically, we have reduced the RMBS to 13% of assets (99% of which are adjustable rate mortgage securities), commercial real estate investment activity increased -- resulting in over $135,332 of new acquisitions, and our capital markets efforts further strengthened the Company's balance sheet and reduced the cost of capital."

Mr. Milner continued, "Over the next several quarters, we expect that substantial capital flows into the real estate sector will reduce the number of attractive investment opportunities, particularly with respect to Controlling Class CMBS. These investment opportunities have already been impacted by increased competition and declining subordination levels. While our relative value focus may slow the Company's participation in the Controlling Class CMBS sector, as was the case in the year 2000, we continue to find attractive investment opportunities in mezzanine CMBS and high yield commercial loans, and have increased the resources focused on these sectors."

The Company's Operating Earnings for the second quarter of 2004 represent an annualized return on the quarter's average common stock equity of 16.3% as compared with 17.7% for the second quarter 2003. The decrease in the annualized return on the quarter's average common stock equity was primarily attributable to the reduction in RMBS investments. The net interest margin of 3.0% for the second quarter of 2004 was consistent with the second quarter of 2003.

The Company's debt to capital ratio decreased slightly from 7.6:1 at March 31, 2004 to 7.5:1 at June 30, 2004. This includes a decrease in the recourse debt to capital ratio from 2.0:1 at March 31, 2004 to 1.9:1 at June 30, 2004.

Total interest income from commercial real estate assets rose 31% from the quarter ended June 30, 2003; whereas, total interest income from RMBS declined 67% for the same period. The Company's weighted average cost of funds increased to 4.65% at June 30, 2004 from 3.75% at June 30, 2003, primarily due to the Company's third CDO issuance. For the three months ending June 30, 2004 and 2003, respectively, hedging expenses not related to CDOs decreased to $3,148 ($0.06 per share), from $4,764 ($0.10 per share). The Company's exposure to a 50 basis point move in short-term interest rates decreased to $0.023 per share annually from $0.035 cents per share annually at June 30, 2003. The Company's interest rate risk is substantially mitigated with interest rate swaps.

The Company's $474,803 RMBS portfolio at June 30, 2004 represents 13% of the Company's portfolio assets and had an unrealized net loss of $314 that was composed of gross unrealized gains of $111 and unrealized losses of $425 as of June 30, 2004. This portfolio will likely remain between 10% and 15% of the Company's total portfolio assets. Additionally, on June 30, 2004, $305,785 of RMBS securities classified as trading securities was reclassified as available-for-sale securities. The reclassification with respect to these securities was based on the Company's ability and intent to hold these securities.

The Company's primary focus is to invest in a diverse portfolio of commercial real estate loans and securities. The majority of these investments take the form of securities that represent pools of underlying mortgage loans. The Company's objective is to maximize the spread between the loss adjusted income and the cost of financing. Credit performance and the cost of financing the Company's portfolio are the most important factors in impacting investment returns.

CAPITAL MARKETS ACTIVITY/LIQUIDITY
In June 2004 the Company issued 2.1 million shares of common stock to raise $23,184 of capital. In July 2004 the Company issued 315,000 shares of common stock with net proceeds of approximately $3,478 pursuant to the underwriter's over-allotment option granted in connection with the June offering. The capital was deployed into or committed to commercial real estate securities and loans during July 2004. The Company maintains a significant amount of liquidity in its high credit quality commercial real estate assets and remaining RMBS portfolio. As of June 30, 2004, total assets in these portfolios net of borrowings is $84,888.

CREDIT PERFORMANCE
The Company considers CMBS securities where it maintains the right to control the foreclosure/workout process on the underlying loans as controlling class CMBS ("Controlling Class CMBS"). At the end of the second quarter of 2004, the Company's Controlling Class CMBS represent $17,596,422 of original balance of underlying commercial mortgage loans compared to $14,054,815 at the end of the first quarter of 2004. As of June 30, 2004, the current par balance of underlying loans securing the Company's Controlling Class portfolio is $15,897,820. The number of Controlling Class CMBS transactions owned by the Company increased from eleven to thirteen during the second quarter of 2004. The Company also committed to acquire two more Controlling Class CMBS in the third quarter of 2004. One of the Controlling Class CMBS transactions is not accounted for as available-for-sale securities, see "Commercial Mortgage Loan Pools" section below.

Delinquencies of 30 days or more as a percent of current loan balances were 1.22% at the end of the second quarter of 2004, compared with 1.08% at the end of the first quarter of 2004. Dispositions of two loans occurred during the second quarter of 2004. The weighted average loss severity experienced for the 1998 and 1999 Controlling Class securities was 33%. No losses have been realized for those Controlling Class securities with vintages from 2001 through 2004; the Company does not own any 2000 vintage Controlling Class securities. Overall credit performance remains consistent with underwritten expectations. Additionally, during the second quarter of 2004 the Company experienced four credit upgrades on two CMBS transactions in the Company's portfolio. No securities were downgraded.

COMMERCIAL REAL ESTATE SECURITIES
The average yield on the Company's commercial real estate securities (primarily investment grade and below investment grade CMBS, investment grade REIT debt, and CMBS interest only securities) for the second quarter of 2004 was 8.3%, while the average loss adjusted yield on only the below investment grade CMBS was 9.3%. The average cost of financing the commercial real estate securities portfolio during the second quarter of 2004 was 5.2% compared to 6.2% for the second quarter of 2003.

Net interest income and realized gains on the commercial real estate securities portfolio for the quarters ended June 30, 2004 and 2003 is as follows:

                                                    For the quarter ended
                                                          June 30,
                                                     2004           2003
                                                ------------------------------
Interest Income                                    $30,166       $23,032
Interest Expense*                                  (16,792)      (11,776)
                                                ------------------------------
Net Interest Income and Realized Gains from
Commercial Real Estate Securities                  $13,374       $11,256
                                                ==============================

 *Including hedges in the Company's CDOs.


COMMERCIAL REAL ESTATE LOANS
The average yield on the Company's commercial real estate loan portfolio for the quarter ended June 30, 2004 was 13.8% compared with 10.2% for the quarter ended June 30, 2003. For the three months ended June 30, 2004 and 2003, respectively, the total cost of borrowings secured by loan assets was 2.7% and 3.1%. The Company has two committed warehouse lines that can be used to finance these commercial loan assets. The investment period for Carbon Capital, Inc. ("Carbon Capital"), through which the Company holds 32% of its commercial real estate loan portfolio ended on July 12, 2004. The annualized yield on the Company's investment in Carbon was 16.2% for the six months ended June 30, 2004. The Company's investment in Carbon Capital as of June 30, 2004 is $48,501.

Net interest income of the commercial real estate loan portfolio for the quarters ended June 30, 2004 and 2003 is as follows:

                                                For the quarter ended June 30,
                                                     2004           2003
                                               --------------------------------
       Interest Income                            $4,140           $3,043
       Interest Expense                             (145)            (115)
                                               --------------------------------
       Net Interest Income from
       Commercial Real Estate Loans                $3,995           $2,928
                                               ================================


COMMERCIAL MORTGAGE LOAN POOLS
As previously reported, the Company settled its eleventh Controlling Class CMBS transaction during the second quarter of 2004. The securities acquired had a total par value of $41,495 with $13,890 not rated and the balance rated BBB- through B-. In addition to these securities, the real estate mortgage investment conduit ("REMIC") trust formed for this transaction also issued $1,193,118 par value of investment grade rated securities that were not acquired by the Company. The adjusted issue price of these securities at June 30, 2004 is $1,197,982. The principal and interest payments of all these securities are secured by the principal and interest payments on $1,234,613 par value of commercial mortgage loans. The adjusted issue price of these commercial mortgage loans at June 30, 2004 is $1,232,475. As the Controlling Class holder, the Company has the ability to control dispositions or workouts of any defaulted loans in this pool. The Company negotiated for and obtained a greater degree of discretion over the disposition of the commercial mortgage loans than is typically granted to the special servicer. As a result of this expanded discretion, FASB Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46R") requires the Company to consolidate the net assets and results of operations of the issuing REMIC trust.

In addition to the securities described above, the REMIC trust also issued two classes of interest-only securities that entitles the interest only security holders to a portion of the interest payments made on the loans in the trust, but does not entitle the holders to any principal payments. The amortized issue price of the interest only securities that increased the amount of long-term borrowings outstanding was $100,654 as of June 30, 2004. This amount and the unamortized premium on the mortgage loan pools ($88,182 as of June 30, 2004) are included in the Company's June 30, 2004 consolidated statement of financial condition.

The net effect on the Company's consolidated statement of financial condition at June 30, 2004 from the consolidation of the net assets of the REMIC trust represents the adjusted purchase price of the Controlling Class interests acquired (see table below). The debt associated with the REMIC trust is non-recourse to Anthracite, and is secured only by the commercial mortgage loan pools. The consolidation of the REMIC trust results in an increase in the Company's total debt to capital ratio, but has no effect on the Company's recourse debt to capital ratio. For income recognition purposes, the Company will record revenue on the underlying loans and establish a loss reserve consistent with the credit assumptions made in establishing loss adjusted yields for Controlling Class securities.

A summary of the impact to the statement of financial condition related to the consolidation of the commercial mortgage loan pools under FIN 46R is as follows:

Commercial mortgage loan pools at par                             $1,232,475
Commercial mortgage loan pools unamortized premium                    88,182
Loan loss reserve                                                     (1,124)
Other Assets - Principal Receivable/Due Diligence                        980
Long term Borrowings:
    Secured by pledge of commercial mortgage loan pools           (1,197,982)
    Interest only securities issued by the trust                    (100,654)
                                                              -----------------
Net Assets related to Commercial Mortgage Loan Pools                 $21,877
                                                              =================

Approximately 45% of the par amount of the commercial mortgage loan pool is comprised of loans that are rated A2 or better by Moody's Investors Service and AA by Standard & Poor's. The Company has taken into account this high credit quality for underlying loans and has adjusted its loss assumptions accordingly. Credit losses assumed on the entire pool are 1.40% of the principal balance, or 2.53% of the unrated principal balance.

BOOK VALUE
Net book value per share at the end of the second quarter of 2004 was $6.88. Net book value per share at June 30, 2004 decreased approximately 2.5% from $7.06 at March 31, 2004 due to the preferred stock redemption charge. During the quarter, Ten-Year Treasury interest rates increased by 78 basis points. A substantial amount of the Company's portfolio is valued using Ten-Year Treasury interest rates; therefore, an increase in this rate would decrease the Company's book value. The effect of the Ten-Year Treasury interest rate increase was largely offset by tighter credit spreads and credit upgrades on four CMBS investments. In addition, increased hedging activity by the Company resulted in $12 million of unrealized gains in interest rate swap agreements. As the Company's portfolio matures, unrealized losses on credit sensitive CMBS securities should decline provided that the Company's credit loss estimates and actual experience are comparable. The unrealized loss on all Controlling Class CMBS at June 30, 2004 was $66,511.

Reconciliation of Operating Earnings to Net Income Available (Loss) to Common Stockholders The table below reconciles net income (loss) per common share with Operating Earnings per common share:

                                                 Three Months Ended             Six Months Ended
                                      ---------------------------------------------------------------
                                        6/30/04      3/31/04     6/30/03     6/30/04       6/30/03
                                      ---------------------------------------------------------------

Operating Earnings per share             $0.28        $0.28      $0.33        $0.56         $0.73

Realized gain (loss)                     (0.08)       (0.09)     (0.04)       (0.17)        (0.22)

Unrealized gain (loss)*                  (0.08)        0.03       0.01        (0.06)        (0.03)

Foreign currency loss & hedge
ineffectiveness                           0.01        (0.02)         -        (0.01)        (0.01)

Cost to retire preferred stock in
excess of carrying value                 (0.21)           -          -        (0.21)            -

Loss on impairment of asset                  -                   (0.56)                     (0.56)
                                      ---------------------------------------------------------------
Net Income available (loss) to
common stockholders per share           $(0.08)       $0.20    $ (0.26)       $0.11       $ (0.09)

     *Includes hedges


DIVIDEND REINVESTMENT PLAN
If you are a participant in the Company's Dividend Reinvestment and Stock Purchase Plan (the "Plan"), please note that the dividend reinvestment portion of the Plan has been reinstated for all dividend payments made after August 2, 2004, and for all future dividend payment dates, with a discount of 2%. The optional cash purchase portion of the Plan remains suspended; however, it may be resumed at any time. The Company appreciates your continued support.

To request a prospectus and receive enrollment materials or to ask questions about the Plan, interested investors and stockholders may contact the Company's transfer agent, American Stock Transfer & Trust Company, at 1-877-248-6416, or Investor Relations, Anthracite Capital, Inc., at 212-409-3333. The Company's website address is www.anthracitecapital.com.

ABOUT ANTHRACITE
Anthracite Capital, Inc. is a specialty finance company focused on investments in high yield commercial real estate loans and related securities. Anthracite is externally managed by BlackRock Financial Management, Inc., which is a subsidiary of BlackRock, Inc. ("BlackRock") (NYSE:BLK), one of the largest publicly traded investment management firms in the United States with approximately $310 billion in global assets under management as of June 30, 2004. BlackRock is a member of The PNC Financial Services Group, Inc. ("PNC") (NYSE:PNC), a diversified financial services organization. Through its affiliates, PNC originates commercial, multifamily and residential real estate loans, and services $89.6 million in commercial mortgage loans for third parties through its Midland Loan Services, Inc. subsidiary as of June 30, 2004.

FORWARD LOOKING STATEMENTS
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as "trend," "opportunity," "pipeline," "believe," "comfortable," "expect," "anticipate," "current," "intention," "estimate," "position," "assume," "potential," "outlook," "continue," "remain," "maintain," "sustain," "seek," "achieve," and similar expressions, or future or conditional verbs such as "will," "would," "should," "could," "may" or similar expressions. Anthracite cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and Anthracite assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in Anthracite's Securities and Exchange Commission (the "SEC") reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance:
(1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in the value of Anthracite's assets; (3) the relative and absolute investment performance and operations of Anthracite's manager; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to Anthracite, BlackRock or PNC; (11) terrorist activities, which may adversely affect the general economy, real estate, financial and capital markets, specific industries, and Anthracite and BlackRock; (12) the ability of Anthracite's manager to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates; and (14) the impact of changes to tax legislation and, generally, the tax position of the Company.

Anthracite's Annual Report on Form 10-K for the year ended December 31, 2003 and Anthracite's subsequent reports filed with the SEC, accessible on the SEC's website at www.sec.gov, identify additional factors that can affect forward-looking statements.

To learn more about Anthracite, visit our website at www.anthracitecapital.com.


                                          Anthracite Capital, Inc. and Subsidiaries
                                  Consolidated Statements of Financial Condition (Unaudited)
                                            (in thousands, except per share data)
=================================================================================================================================

                                                                          June 30, 2004                  December 31, 2003
                                                                          -------------                  -----------------

ASSETS
Cash and cash equivalents                                                $61,839                         $ 20,805
Restricted cash equivalents                                               18,370                           12,845
Residential mortgage backed securities                                   474,803                          726,717
                                                                    -------------                      ------------
    Cash and RMBS                                                                       555,012                         760,367
Commercial mortgage loan pools                                         1,320,657                                -
Loan loss reserve                                                         (1,124)                               -
                                                                    -------------                      ------------
    Commercial mortgage loan pools                                                    1,319,533                               -
Commercial real estate securities                                                     1,579,434                       1,393,010
Commercial real estate loans                                                            152,714                          97,984
                                                                                   -------------                    ------------
    Total Commercial real estate                                                      3,051,681                       1,490,994
Receivable for investments sold                                                          35,218                          99,056
Other assets                                                                             72,861                          48,429
                                                                                   -------------                    ------------
     Total Assets                                                                    $3,714,772                      $2,398,846
                                                                                   =============                    ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Short term borrowings:
    Secured by pledge of residential mortgage backed securities         $444,997                         $ 670,874
    Secured by pledge of commercial real estate securities               303,945                           444,987
    Secured by pledge of commercial mortgage loan pools                    7,424                                 -
    Secured by pledge of commercial real estate loans                     32,080                            22,710
                                                                    -------------                      ------------
    Total short term borrowings                                                         788,446                       1,138,571
Long term Borrowings:
    Collateralized debt obligations                                    1,057,217                          684,970
    Secured by pledge of commercial mortgage loan pools                1,298,636                                -
                                                                    -------------                      ------------
    Total long term borrowings                                                        2,355,853                         684,970
                                                                                   -------------                    ------------
Total borrowings                                                                     $3,144,299                      $1,823,541
Securities sold, not yet settled                                                              -                          99,551
Payable for investments purchased                                                        97,017                               -
Distributions payable                                                                    15,118                          14,749
Other liabilities                                                                        39,156                          43,575
                                                                                   -------------                    ------------
     Total Liabilities                                                               $3,295,590                      $1,981,416
                                                                                   -------------                    ------------


Stockholders' Equity:
Common Stock, par value $0.001 per share; 400,000 shares
     authorized; 52,885 shares issued and outstanding in 2004;
     and 49,464 shares issued and outstanding in 2003                                      $ 53                            $ 49
10% Series B Preferred Stock, liquidation preference $43,942
     in 2003                                                                                  -                          33,431
9.375% Series C Preferred Stock, liquidation preference
     $57,500 in 2004 and 2003                                                            55,435                          55,435
Additional paid-in capital                                                              574,681                         536,333
Distributions in excess of earnings                                                    (124,351)                       (101,635)
Accumulated other comprehensive loss                                                    (86,636)                       (106,183)
                                                                                  --------------                    ------------
      Total Stockholders' Equity                                                        419,182                         417,430
                                                                                  --------------                    ------------
      Total Liabilities and Stockholders' Equity                                     $3,714,772                      $2,398,846
                                                                                  ==============                    ============


                                                     Anthracite Capital, Inc.
                                        Consolidated Statements of Operations (Unaudited)
                                              (in thousands, except per share data)
=============================================================================================================================

                                                                For the Three Months                    For the Six Months
                                                                    Ended June 30,                        Ended June 30,
                                                       ----------------------------------------------------------------------
                                                                2004              2003                  2004            2003
                                                       ----------------------------------------------------------------------
Operating Portfolio
Interest Income:
    Commercial real estate securities                        $ 30,166           $ 23,032             $ 59,351        $45,605
    Commercial mortgage loan pools                             12,351                  -               12,351              -
    Commercial real estate loans                                4,140              3,043                7,214          5,208
    Residential mortgage backed securities                      5,386             16,126               12,103         34,035

    Cash and cash equivalents                                     103                209                  191            385
                                                       ----------------------------------    --------------------------------
        Total interest income                                  52,146             42,410               91,210         85,233
                                                       ----------------------------------    --------------------------------

Expenses:
    Interest expense:
       Collateralized debt obligations                         15,678             11,077               26,845         21,990
       Commercial real estate securities                        1,114                699                3,141          1,177
       Commercial mortgage loan pools                          11,972                  -               11,972              -
       Commercial real estate loans                               145                115                  293            227
       Residential mortgage backed securities                   1,560              5,103                3,487         10,052
    Hedging Expense                                             3,148              4,764                7,779          7,755
    General and administrative                                    633                591                1,235          1,173

    Management fee                                              2,163              2,649                4,293          5,226
                                                       ----------------------------------    --------------------------------
        Total expenses                                                            24,998
                                                               36,413                                  59,045         47,600
                                                       -----------------------------------    --------------------------------

Income from the Operating Portfolio                            15,733             17,412               32,165         37,633
                                                       ----------------------------------    --------------------------------

Other loss:
Realized loss                                                  (3,870)            (1,928)              (8,593)       (10,459)
Unrealized gain (loss)                                         (4,212)               506               (2,659)        (1,225)
Foreign currency loss                                             (12)                 -                  (12)             -

Hedge ineffectiveness                                             467                 21                 (506)          (241)

Loss on impairment of assets                                        -            (27,014)                    -       (27,014)
                                                       ----------------------------------    --------------------------------
       Total other loss                                        (7,627)           (28,415)             (11,770)       (38,939)
                                                       ----------------------------------    --------------------------------

Net Income (loss)                                               8,106            (11,003)              20,395         (1,306)
                                                       ----------------------------------    --------------------------------

Dividends on preferred stock                                    1,775              1,611                4,221          2,807
Cost to retire preferred stock in excess
  of carrying value                                            10,508                  -               10,508              -
                                                       ==================================    ================================

Net Income available (loss) to Common Stockholders           $ (4,177)          $(12,614)            $  5,666        $(4,113)
                                                       ==================================    ================================

Net Income (Loss) available to Common
  Stockholders per share, basic                              $  (0.08)          $  (0.26)            $   0.11        $ (0.09)

Net Income (Loss) available to Common
  Stockholders per share, diluted                            $  (0.08)          $  (0.26)            $   0.11        $ (0.09)

Weighted average number of shares outstanding:
    Basic                                                      50,706             47,862               50,276         47,728
    Diluted                                                    50,706             47,883               50,285         47,746

Operating Earnings:
    Income from the operating portfolio                      $ 15,733           $ 17,412             $ 32,165        $37,633

    Dividends on preferred                                     (1,775)            (1,611)              (4,221)        (2,807)
                                                         -----------------------------------    --------------------------------
    Net operating earnings                                   $ 13,958           $ 15,801             $ 27,944        $34,826
                                                         ===================================    ================================